Exhibit 10.78

[***] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS

UTSTARCOM
PROFESSIONAL SERVICES AGREEMENT

This Agreement is made this 10th day of September 2002, between UTStarcom, a Delaware corporation having an address and place of business at 1275 Harbor Bay Parkway, Alameda, CA 94502, (hereinafter referred to as “UTStarcom”), and N. Lohr Bangle, Jr. (hereinafter referred to as “Consultant”), having a Social Security Number of [***].

WHEREAS, Consultant is engaged in the general business of providing [***] services to a variety of individuals including companies in the wireless and telecommunications products and services companies;

WHEREAS, UTSI wishes to retain Consultant to provide services related to its products related to [***].

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, it is agreed as follows:

1.             Statement of Work.  During the term of this Agreement, Consultant will perform services as requested from time to time by UTStarcom, at such place or places and at such times as shall be mutually agreeable to the parties hereto.  Consultant shall assist UTStarcom with [***] supplied by UTSI.  Consultant will coordinate [***] efforts with companies and individuals and shall provide Purchase Orders for UTStarcom’s products to prospective customers pursuant to the Reseller Agreement dated September 10, 2002 between [***] and UTStarcom, Inc. (the “Reseller Agreement”).

2.             Payment.  UTStarcom shall pay Consultant according to the following schedule:

(a)           Fees.  In consideration of the services to be performed by Consultant, UTStarcom agrees to pay Consultant a market development fee of [***]

(b)           Payments.  The market development fee for all submitted Purchase Orders received by UTStarcom from Consultant or attributable end user customers shall be paid to Consultant within [***] of receipt by the Consultant of an invoice.  Consultant shall send invoices to: UTStarcom, Inc., ATTN: Accounts Payable, 1275 Harbor Bay Parkway, Alameda, CA 94502.

3.             Other Obligations.  Consultant agrees to allocate a minimum of [***] for UTSI use.  There will not be any other expenses or charges for this position unless mutually agreed upon in writing by both parties.

4.             Term and Termination.  Consultant’s authority shall begin as of the date of this Agreement and shall continue for an initial period of [***] (the “Initial Period”).  At the end of the Initial Period, this Agreement shall automatically renew for an additional [***] unless either party gives [***] written notice to the other of intent to terminate Consultant’s authority.

5.             Confidentiality.  Both parties recognize and agree that the terms of this Agreement and any information regarding each prospective agreement shall be held confidential by its respective parties, agents, employees and officers.

(a)           During the term of this Agreement, Consultant will have access to and become acquainted with various trade secrets and other proprietary and confidential information which are owned by UTStarcom and which are used in the operation of UTStarcom’s business (collectively “Confidential Information”).  Confidential Information consists of for example, and not intending to be inclusive, (i) software (source and object code), algorithms, computer processing systems, techniques, methodologies, formulae, processes, compilations of information, drawings, proposals, job notes, reports, records, and specifications, and (ii) information concerning any matters relating to the business of UTStarcom, any of its customers, customer contacts, licenses, the prices it obtains or has obtained for the licensing of its software products and services, or any other information concerning the business of UTStarcom and UTStarcom’s good will.  All Confidential Information disclosed to Consultant by UTStarcom, or acquired from a customer or prospective customer of UTStarcom, are and shall remain the sole and exclusive property and proprietary information of UTStarcom or such customers, and are disclosed in confidence by UTStarcom or permitted to be acquired from such customers in reliance on Consultant’s agreement to maintain them in confidence and not to use or disclose them to any other person except in furtherance of UTStarcom’s business.  Consultant specifically agrees to not disclose or use in any manner, directly or indirectly, any such Confidential Information either during the term of this Agreement or at any time thereafter, except as required in the course of providing services pursuant to this Agreement.

(b)           Nothing herein shall be construed as an implied patent license under any UTStarcom patent.

(c)           Consultant agrees to obtain an agreement similar to this Section 5 from any agent, employee, or associate performing work under this Agreement, and to be directly responsible for the acts of such agent, employee, or associate.

(d)           Consultant represents and warrants that he/she has reviewed and understands UTStarcom’s Policy Requiring Compliance with the Economic Espionage Act of 1996 (“EEA Policy”) (a copy of the policy is attached hereto as Exhibit A, and incorporated by reference).  Consultant furthers agrees that by the duly authorized signature below, Consultant agrees to abide in all respects with the attached EEA Policy.  [***]

6.             Subcontracting.  Consultant will not subcontract or assign any of the work rights hereunder without prior written approval by UTStarcom.

7.             Relationship of Consultant.  Consultant will serve as an independent contractor, and this Agreement will not be deemed to create a partnership, joint enterprise, or employment relationship between the parties.  Consultant shall make appropriate filings with taxing authorities as a self-employed entity and shall be liable for all required payments to the local, State, Federal, and other taxing authorities (including income tax and social security and SDI payments.)  [***]

8.             Eligibility for Employment.  Consultant warrants that he/she, and/or any subcontractor or assignee under this Agreement, is eligible for employment in the United States, as required by the Immigration Reform and Control Act (IRCA).  [***]

9.             Consultant’s Warranties.  Consultant warrants that he/she, and/or any subcontractor or assignee under this Agreement, is adequately insured for injuries to him/herself that may occur within the course and scope of Consultant’s provision of services pursuant to this Agreement.  [***]

10.           Foreign Corrupt Practices Act.  Consultant represents and warrants that he/she has reviewed and understands UTStarcom’s Policy Requiring Compliance with the Foreign Corrupt Practices Act (“FCPA Policy”) (a copy of the policy is attached hereto as Exhibit B, and incorporated by reference).  Consultant furthers agrees that by the duly authorized signature below, Consultant agrees to abide in all respects with the attached FCPA Policy.  [***]

11.           [***]

12.           Interpretation of Contract.  This Agreement may not be changed except in writing signed by Consultant and UTStarcom.  This writing contains the entire agreement between the parties, and supercedes any other prior agreements, whether in written or oral form.  In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement.  The validity, performance, construction, and effect of this Agreement shall be governed by the laws of the State of California, with the exception of that State’s choice of law rules.  Any dispute hereunder will be resolved through binding arbitration using a mutually agreed arbitrator.

IN WITNESS WHEREOF, the parties hereunto state they have the authority and have duly executed this Agreement on the date first above written.

UTStarcom, Inc.		Consultant

By:	/s/ David Robison	By:	/s/ Norm Bangle, Jr.

Title:		Title:

EXHIBIT A

UTSTARCOM, INC. POLICY REQUIRING COMPLIANCE WITH THE
ECONOMIC ESPIONAGE ACT OF 1996

It is the policy of UTStarcom, Inc. (“UTStarcom”) that both UTStarcom and its employees comply with the requirements of the Economic Espionage Act of 1996 (“EEA”).

The EEA provides criminal penalties of up to $10,000,000, 15 years in prison, or both, where an individual or company knowingly undertakes any of the following acts (or attempts or conspires with others to commit any of the following acts):

1.             Steals, or without authorization appropriates, takes, carries away, or conceals, or by fraud, artifice or deception obtains a trade secret;

2.             Without authorization copies, duplicates, sketches, draws, photographs, downloads, uploads, alters, destroys, photocopies, replicates, transmits, delivers, sends, mails, communicates, or conveys a trade secret, or

3.             Receives, buys, or possesses a trade secret, knowing the same to have been stolen or appropriated, obtained, or converted without authorization.

The EEA defines “trade secret” as: “All forms and types of financial, business, scientific, technical, economic, or engineering information . . . whether tangible or intangible, and whether or how stored, compiled, or memorialized physically, electronically, graphically, photographically, or in writing if: 1) the owner of the trade secret has taken reasonable measures to keep such information secret; and 2) the information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by the public.”

EXHIBIT B

UTSTARCOM, INC.  POLICY REQUIRING COMPLIANCE WITH
THE FOREIGN CORRUPT PRACTICES ACT (FCPA)

It is the policy of UTStarcom, Inc. (referred to here as “UTStarcom” or the “Company”) that:

1.             The use of Company funds or assets for any unlawful or improper purpose is strictly prohibited.  No payment shall be made to, or for the benefit of, government employees for the purpose of, or otherwise in connection with, the securing of sales to or obtaining favorable action by a government agency.  Gifts of substantial value to or lavish entertainment of government employees are prohibited since they can be construed as attempts to influence government decisions in matters affecting the Company’s operation.  Any entertaining of public officials, or the furnishing of assistance in the form of transportation or other services should be of such nature that the official’s integrity or reputation will not be compromised.

2.             The offer, payment, or promise to transfer in the future company funds or assets, or the delivery of gifts or anything else of value to foreign officials, foreign political parties or officials or candidates of foreign political parties, is strictly prohibited for the purpose of influencing any act or decision of any such person in his or her official capacity, including the decision to fail to perform his or her official functions, or to use such persons or party’s influence with a foreign government or instrumentality in order to affect or to influence any act or decision of such government or instrumentality in order to assist the Company in obtaining or retaining business for or with, or directing business to any person or entity.

3.             All records must truly reflect the transactions they record.  All assets and liabilities shall be recorded in the regular books of account.  No undisclosed or unrecorded fund or asset shall be established for any purpose.  No false or artificial entries shall be made in the books and records for any reason.  No payment shall be approved or made with the intention or understanding that any part of such payment is to be used for any purpose other than that described by the document supporting the payment.

4.             No political contribution shall be made, directly or indirectly, with corporate funds or assets regardless of whether the contributions are legal under the laws of the country in which they are made.

5.             Any person who learns of or suspects a violation of this Policy should promptly report the matter to the President or Chief Financial Officer, as appropriate in the circumstances.  All managers shall be responsible for the enforcement of and compliance with this Policy, including the necessary distribution to insure employee knowledge and compliance.